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                                                         Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80277, 33-80279, 333-3384 and 333-77611) and in
the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-14305, 333-05367, 333-22685 and 333-46409 and 333-77609) of Novavax,
Inc. of our report dated October 6, 1999, appearing on page 4 of this Form
8-K/A.

/s/ Wagner Sharer Murtaugh & Petree
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Wagner Sharer Murtaugh & Petree

Malvern, PA
October 12, 1999

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